Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Dime Community Bancshares, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees To be Paid	Debt	9.00% Fixed-to- Floating Rate Subordinated Notes due 2034	457(r)(1)	$74,750,000	100.000%	$74,750,000	0.00014760	$11,034
					Total offering amounts
					Total fees previously paid			—
					Total fee offsets			$9,408
					Net fee due			$1,626

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Dime Community Bancshares, Inc.	Form S-3	333-264390	04/20/2022		$9,408(1)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$40,000,000(1)
Fee Offset Sources	Dime Community Bancshares, Inc.	Form S-3	333-230338		03/15/2019						$9,136 (1)
Fee Offset Sources	Dime Community Bancshares, Inc.	Form S-3	333-210245		03/16/2016						$17,816 (1)

(1) Dime Community Bancshares, Inc. (the “Company”) is registering 9.00% Fixed-to-Floating Rate Subordinated Notes due 2034 having a proposed maximum aggregate offering price of up to $74,750,000, inclusive of the underwriters’ overallotment option, pursuant to the prospectus supplement to which this Exhibit 107 relates (the “Current Prospectus Supplement”). In accordance with Rule 457(p), a filing fee of $24,240 was paid with respect to $200,000,000 aggregate offering amount of securities that were previously registered pursuant to registration statement No. 333-230338, initially filed by the Company under its former name, Bridge Bancorp, Inc., on March 15, 2019 and declared effective on April 9, 2019 (the “2019 Registration Statement”), and not sold thereunder. Under the 2019 Registration Statement, the Company registered an aggregate amount of $200,000,000 of securities and paid an aggregate filing fee of $24,240 for the securities registered under the 2019 Registration Statement. Of the $200,000,000 aggregate amount of securities registered under the 2019 Registration Statement, $200,000,000 were unissued, which unissued securities are were subsequently deregistered and the offering was terminated. Accordingly, pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the Company is entitled to offset, against any filing fee due under this Registration Statement, up to $24,240 of the 2019 Registration Statement filing fee paid with respect to the unissued securities under the 2019 Registration Statement (calculated at the rate in effect at the time the 2019 Registration Statement was filed). Of the $24,240 filing fee associated with the 2019 Registration Statement, $9,136 was paid in connection with the filing of the 2019 Registration Statement and $15,104 was offset, in accordance with Rule 457(p), by filing fees paid with respect to $149,997,000 aggregate offering amount of securities that were previously registered pursuant to registration statement No. 333-210245, initially filed by the Company on March 16, 2016 and declared effective on April 22, 2016 (the “2016 Registration Statement”) and not sold thereunder. Under the 2016 Registration Statement, the Company registered an aggregate amount of $200,000,000 of securities and paid an aggregate filing fee of $20,140 for the securities registered under the 2016 Registration Statement. Of the $200,000,000 aggregate amount of securities registered under the 2016 Registration Statement, $149,997,000 were unissued and subsequently deregistered and the offering was terminated. Accordingly, pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the registrant was entitled to offset, against the filing fee due for the 2019 Registration Statement, $15,104 of the 2016 Registration Statement filing fee paid with respect to the unissued securities under the 2016 Registration Statement (calculated at the rate in effect at the time the 2016 Registration Statement was filed). Of the $20,140 filing fee associated with the 2016 Registration Statement, $17,816 was paid in connection with the filing of the 2016 Registration Statement and $2,324 was offset, in accordance with Rule 457(p), by filing fees paid with respect to $20,000,000 aggregate offering amount of securities that were previously registered pursuant to registration statement No. 333-199122, initially filed by the Company on October 2, 2014 and declared effective on October 14, 2014 and not sold thereunder. For the reasons stated above, the net registration fee paid in connection with the Prospectus Supplement, dated May 3, 2022, to the Registration Statement on Form S-3ASR (File No. 333-264390) was $0, with $9,408 remaining to be applied to the Current Prospectus Supplement filing from the fee offset sources.